February 7, 1997

Superior Bank FSB
One Lincoln Centre
Oakbrook Terrace, Illinois 60181

     Superior Bank FSB,
     AFC Home Equity Loan Asset Backed Certificates
     Registration Statement on Form S-3

Ladies and Gentlemen:

     We are counsel to Superior Bank FSB (the "Registrant") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of AFC Mortgage Loan Asset Backed Certificates (the "Certificates"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), to be executed among the Registrant as depositor, Lee Servicing Company, a division of Superior Bank FSB, as servicer, and a trustee to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the form filed as an Exhibit to the Registration Statement. This opinion is rendered pursuant to Items 601(5) and (8) of Regulation S-K promulgated by the Securities and Exchange Commission.

     In connection with rendering this opinion letter, we have examined the form of the Pooling and Servicing Agreement contained as an Exhibit to the Registration Statement, the Registration Statement and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have assumed that all parties, other than the Registrant, had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, we have also assumed the due



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Superior Bank FSB                                                        Page 2.
February 7, 1997


authorization by all requisite corporate action, the due execution and delivery and the validity, binding effect and enforceability of such documents.

     In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York, nor do we express any opinion, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction.

     Based on the foregoing, we are of the opinion that:

     1. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Pooling and Servicing Agreement will be a legal and valid obligation of the Registrant, enforceable in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (b) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

     2. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of that Pooling and Servicing Agreement, and issued and sold as contemplated in the Registration Statement, the prospectus and prospectus supplement delivered in connection therewith, such Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of that Pooling and Servicing Agreement.

     3. The description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in Certificates, is accurate with respect to those tax consequences which are discussed.

     This opinion letter is rendered for the sole benefit of the addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document.

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Superior Bank FSB                                                        Page 3.
February 7, 1997


     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus included in the Registration Statement under the heading "Legal Matters", and in the prospectus supplement for any series of Certificates in which our name appears under the heading "Legal Matters" and/or "Certain Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act and the rules and regulations thereunder with respect to any part of the Registration Statement including this Exhibit.


                                       Very truly yours,

                                       /s/ THACHER PROFFITT & WOOD